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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Plug Power Inc.:

        We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. Our report refers to a change to the accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP
KPMG LLP
Albany, New York December 2, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm